UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2010

BRAVO BRIO RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-34920	34-1566328
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio 43212
(Address of principal executive offices, including zip code)
(614) 326-7944
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
On October 26, 2010, Bravo Brio Restaurant Group, Inc. (the “Company”), in connection with the initial public offering of its common shares, no par value per share, entered into a credit agreement with Wells Fargo Bank, National Association, Bank of America, N.A. and a syndicate of financial institutions and other entities with respect to new senior credit facilities. The new senior credit facilities provide for (i) a $45.0 million term loan facility, maturing in 2015, and (ii) a revolving credit facility under which the Company may borrow up to $40.0 million (including a sublimit cap of up to $10.0 million for letters of credit and up to $10.0 million for swing-line loans), maturing in 2015. Under the credit agreement, the Company is also entitled to incur additional incremental term loans and/or increases in the revolving credit facility of up to $20.0 million that will be included in the new senior credit facilities if no event of default exists and certain other requirements are satisfied. The Company’s new revolving credit facility is (i) jointly and severally guaranteed by each of the Company’s existing or subsequently acquired or formed domestic subsidiaries, (ii) secured by a first priority lien on substantially all of the Company’s domestic subsidiaries’ tangible and intangible personal property, (iii) secured by a first priority security interest on all owned real property and (iv) secured by a pledge of all of the capital stock of the Company’s domestic subsidiaries, subject to certain exceptions related to liquor licensing arrangements.
The Company’s new senior credit facilities also require it to meet financial tests, including a maximum consolidated total leverage ratio, a minimum consolidated fixed charge coverage ratio and a maximum consolidated capital expenditures limitation. In addition, the Company’s new senior credit facilities contain negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions and other matters customarily restricted in such agreements. The Company’s new senior credit facilities also contain customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, defaults under other material debt, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the new senior credit facilities to be in full force and effect and a change of control of its business.
Borrowings under the Company’s new senior credit facilities bear interest at the Company’s option of either (i) the Alternate Base Rate (as such term is defined in the credit agreement) plus the applicable margin of 1.75% to 2.25% or (ii) at a fixed rate for a period of one, two, three or six months equal to the London interbank offered rate, LIBOR, plus the applicable margin of 2.75% to 3.25%. The applicable margins with respect to the new senior credit facilities may vary from time to time in accordance with agreed upon pricing grids based on the Company’s consolidated total leverage ratio. Swing-line loans under the Company’s new senior credit facilities bear interest only at the Alternate Base Rate plus the applicable margin. Interest on loans based upon the Alternate Base Rate are payable on the last day of each calendar quarter in which such loan is outstanding. Interest on loans based on LIBOR are payable on the last day of the applicable LIBOR period and, in the case of any LIBOR period greater than three months in duration, interest is payable quarterly. In addition to paying on any outstanding principal amount under the Company’s new senior credit facilities, the Company is required to pay an unused facility fee to the lenders equal to 0.50% to 0.75% per annum on the aggregate amount of the unused revolving credit facility, excluding swing-line loans, commencing on October 26, 2010, payable quarterly in arrears. The applicable commitment fee is dependent on the Company’s total leverage ratio and was initially fixed at 0.625% as determined by the Company’s Consolidated Total Leverage Ratio (as such term is defined in the credit agreement) on the closing date of the new senior credit facilities.
The foregoing is a summary of certain provisions of the credit agreement, is not intended to be complete and is qualified in its entirety by reference to the credit agreement, filed herewith as Exhibit 4.1 and the terms of which are incorporated by reference.
The information set forth in the fourth paragraph under Item 5.02 of this report is incorporated by reference into this Item 1.01 in its entirety.
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 26, 2010, the Company’s second amended and restated articles of incorporation, in the form previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-167951), as amended, and the Company’s second amended and restated regulations, in the form previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-167951), as amended, became effective. A description of the Company’s capital stock giving effect to the amendment and restatement of its articles of incorporation and regulations has previously been reported by the Company in its prospectus, dated October 21, 2010, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The second amended and restated articles of incorporation and the second amended and restated regulations are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective October 21, 2010, James S. Gulmi and Fortunato N. Valenti have been appointed to the Board of Directors of the Company, thereby joining Alton F. Doody, III, Saed Mohseni, Allen J. Bernstein, David B. Pittaway, and Harold O. Rosser II. Michael J. Hislop resigned from his directorship effective as of October 21, 2010. Messrs. Bernstein, Gulmi and Valenti will serve as members of the Company’s audit committee, Messrs. Bernstein, Rosser and Valenti will serve as members of the Company’s nominating and corporate governance committee and Messrs. Bernstein, Pittaway and Valenti will serve as members of the Company’s compensation committee. Directors serve for staggered terms of two years each, except that initially the Class I directors will serve until the Company’s 2011 annual meeting of shareholders and the Class II directors will serve until the Company’s 2012 annual meeting. The initial Class I directors are Messrs. Gulmi, Mohseni and Bernstein and the initial Class II directors are Messrs. Doody, Valenti, Pittaway and Rosser.
Mr. Gulmi, 64, currently serves as the Senior Vice President, Finance and Chief Financial Officer and Treasurer of Genesco Inc., a leading retailer of branded footwear, licensed and branded headwear and wholesaler of branded footwear. Mr. Gulmi joined Genesco Inc. in 1971 as a financial analyst and was appointed Chief Financial Officer in 1986. Mr. Gulmi has served as Genesco Inc.’s Senior Vice President, Finance, since 1996. Mr. Gulmi serves as a board or committee member of several nonprofit agencies, including The Community Foundation of Middle Tennessee, United Way of Metropolitan Nashville and Leadership Nashville. Mr. Gulmi brings more than 30 years of experience in corporate finance, strategic planning and leadership of complex organizations. Mr. Gulmi earned a Bachelor of Arts degree in Business from Baldwin Wallace College and a Master of Business Administration degree from Emory University.
Mr. Valenti, 62, currently serves as the Chief Executive Officer of Patina Restaurant Group (formerly Restaurant Associates), a boutique restaurant and food service company. Mr. Valenti joined Restaurant Associates in 1968 as a management trainee and was appointed to the position of Chief Executive Officer in 1994. From 2002-2007 Mr. Valenti served as a member of the board of directors of McCormick & Schmick’s Seafood Restaurants, Inc. and has served as a member of the boards of directors of public and private companies, including Real Mex Restaurants, Inc., Il Fornaio (America) Corporation and Papa Gino’s Inc. Mr. Valenti is also a member of the boards of directors of various non-profit organizations, including the Culinary Institute of America, NYC & Co. and City Meals on Wheels. Mr. Valenti brings significant restaurant industry experience to the board of directors, including significant experience at the senior executive and board level in both the upscale affordable and upscale dining segments. Mr. Valenti earned an Associates Degree from New York Community College.
On October 26, 2010, the Company entered into an employment agreement with James J. O’Connor, its Chief Financial Officer, Treasurer and Secretary in the form previously filed as Exhibit 10.9 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed October 7, 2010 (File No. 333-167951). The employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events
On October 26, 2010, the Company issued a press release announcing the completion of the initial public offering of 11,500,000 of its common shares, no par value per share, which included 5,000,000 shares offered by the Company and 6,500,000 shares offered by certain of the Company’s existing shareholders, including 1,500,000 shares sold to the underwriters to cover over-allotments, for cash consideration of $13.02 per share (net of underwriting discounts) to a syndicate of underwriters led by Jefferies & Company, Inc., Piper Jaffray & Co. and Wells-Fargo Securities, LLC as representatives of the underwriters for the offering. The other underwriters in the syndicate were KeyBanc Capital Markets and Morgan Keegan & Company, Inc. A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
3.1	Second Amended and Restated Articles of Incorporation of Bravo Brio Restaurant Group, Inc.

3.2	Second Amended and Restated Regulations of Bravo Brio Restaurant Group, Inc.

4.1	Credit Agreement, dated October 26, 2010, by and among Bravo Brio Restaurant Group, Inc., as borrower, the domestic subsidiaries of the borrower, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, KeyBank National Association and Regions Financial Corporation, as co-documentation agents, and Wells Fargo Securities, LLC and Banc of America Securities LLC, as co-lead arrangers and joint book managers.

10.1	Employment agreement, dated October 26, 2010, by and between Bravo Brio Restaurant Group, Inc. and James J. O’Connor.

99.1	Press release, dated October 26, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAVO BRIO RESTAURANT GROUP, INC.
Date: October 27, 2010	By:	/s/ James J. O’Connor
James J. O’Connor
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Second Amended and Restated Articles of Incorporation of Bravo Brio Restaurant Group, Inc.

3.2	Second Amended and Restated Regulations of Bravo Brio Restaurant Group, Inc.

4.1	Credit Agreement, dated October 26, 2010, by and among Bravo Brio Restaurant Group, Inc., as borrower, the domestic subsidiaries of the borrower, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, KeyBank National Association and Regions Financial Corporation, as co-documentation agents, and Wells Fargo Securities, LLC and Banc of America Securities LLC, as co-lead arrangers and joint book managers.

10.1	Employment agreement, dated October 26, 2010, by and between Bravo Brio Restaurant Group, Inc. and James J. O’Connor.

99.1	Press release, dated October 26, 2010.